UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2017

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2017, Susan M. Cunningham, Executive Vice President, Exploration and Environmental, Health, Safety & Regulatory ("EHSR") of Noble Energy, Inc. (the “Company”), notified the Company of her plans to retire, effective March 24, 2017. Ms. Cunningham joined the Company in 2001 and has served in a variety of exploration and business unit leadership roles. Ms. Cunningham will continue as an Executive Vice President until her retirement, after which the EHSR functions will report to Gary W. Willingham, Executive Vice President of Operations, and the Exploration functions will report to John T. Lewis, Senior Vice President of Corporate Development.

On January 23, 2017, Eric P. Grubman notified the Company’s Board of Directors of his intention not to stand for re-election to the Board at the Company’s 2017 annual meeting of stockholders, to be held on April 25, 2017. Mr. Grubman’s term of office as a director will expire at the conclusion of the 2017 annual meeting. Mr. Grubman’s decision not to stand for re-election is not as a result of any disagreement with the Company or the Board of Directors.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 24, 2017, the Company’s Board of Directors approved the amendment and restatement of the Company’s By-Laws (“By-Laws”), effective as of that date. The revisions to the By-Laws include the following:

•	the age limit at which an individual is no longer eligible for election to the Company’s Board of Directors was reduced from 75 years to 72 years; and

•	the designation of “director emeritus” was removed from the By-Laws.
The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

3.1	By-Laws of Noble Energy, Inc., as amended through January 24, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	January 27, 2017	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	By-Laws of Noble Energy, Inc., as amended through January 24, 2017